EXHIBIT 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna	(312) 928-1901

DECEMBER 2, 2011

Equity Residential Enters into Agreement to Acquire Interest in Archstone

Chicago, IL – December 2, 2011 - Equity Residential (NYSE: EQR) today announced it has entered into a contract to acquire an approximate 26.5% ownership interest in Archstone, a privately-held owner, operator and developer of multifamily apartment properties, for $1.325 billion in cash. The ownership interests under contract represent one half of the collective interests currently owned by affiliates of Bank of America and Barclays Bank PLC (together, the “Sellers”). Closing is contingent on the remaining significant Archstone owner not exercising its right of first offer (“ROFO”) to acquire this interest from the Sellers at the same price as agreed to by Equity Residential, as well as certain other closing conditions. If this owner declines to exercise its right and all other closing conditions are met, it is expected that the acquisition by Equity Residential would occur late in the first quarter of 2012.

There can be no assurance that the transactions contemplated by the contract between Equity Residential and the Sellers will be consummated, whether as a result of the exercise of the ROFO or of the failure of other closing conditions.

Upon acquisition of the subject interests, Equity Residential will hold a minority interest and will not have the ability to cause any decisions or actions with respect to Archstone. Equity Residential will, however, have approval rights over certain major decisions including annual budgets and certain financings, refinancings, acquisitions and dispositions. At this time, Equity Residential has no rights or contractual obligations to acquire more than a 26.5% interest in Archstone.

The Archstone Portfolio

The Archstone portfolio is comprised of apartment properties primarily located in top U.S. growth markets. As of September 30, 2011, the Archstone portfolio included 48,922 wholly-owned and stabilized apartment units as well as 1,332 apartment units under construction, land sites for the potential development of 5,279 apartment units and 9,423 apartment units owned in unconsolidated joint ventures with third parties. The portfolio also includes approximately 14,000 wholly-owned or unconsolidated joint venture-owned apartment units in Germany. The purchase price equates to approximately $296,000 per unit and a capitalization rate of 5.3% for Archstone’s wholly-owned and stabilized portfolio.

“The Archstone and Equity Residential portfolios are highly complementary with concentrations in the same markets and assets of similar quality,” said David J. Neithercut, Equity Residential’s President and CEO. “In addition, since we believe that none of the current owners of Archstone is likely to be a long term owner, acquiring this position allows us a role in determining, and perhaps even expediting, the ultimate outcome regarding Archstone.”

Funding

The consummation of the acquisition is not subject to a financing condition. Equity Residential expects to fund the acquisition through a combination of cash on hand, available borrowings under its $1.25 billion revolving credit facility (which the company has the contractual right under certain conditions to increase to a total of $1.75 billion), proceeds from the disposition of non-core apartment assets, bank term debt and secured and unsecured debt and equity offerings. Contemporaneously with entering into the contract with the Sellers, Equity Residential also obtained a commitment from Morgan Stanley Senior Funding, Inc. to provide a $1.0 billion bridge loan facility.

Contract Terms

Equity Residential is in the process of filing a Form 8-K with the Securities and Exchange Commission that contains more details of the contract. The company expects that this filing will be available on Monday, December 5, 2011.

2011 Archstone Transaction Costs

For the fourth quarter of 2011, Equity Residential will record approximately $5.8 million of transaction and financing expenses from this acquisition, which will impact the company’s earnings per share and Funds from Operations (FFO) as defined by the National Association of Real Estate Investment Trusts, but not Normalized FFO.

Advisors

Morgan Stanley & Co. LLC served as Equity Residential’s financial advisor and Hogan Lovells as its legal advisor on this transaction. BofA Merrill Lynch and Barclays Capital served as sell-side financial advisors on this transaction. Kaye Scholer served as legal advisor to Bank of America and Simpson Thacher & Bartlett served as legal advisor to Barclays Bank PLC.

About Equity Residential

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 417 properties located in 15 states and the District of Columbia, consisting of 119,011 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this news release, and other statements that Equity Residential may make, including statements about the benefits of the acquisition, may contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the acquisition, the management of Equity Residential’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Equity Residential on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Equity Residential’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Equity Residential nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Equity Residential’s control. These factors include, at a minimum: any exercise of the ROFO; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating this acquisition for other reasons; changes in laws or regulations; failure of the investment in the purchased interests to perform as expected, even in the event the proposed acquisition is consummated; inability to influence the operations and control of the Archstone entities following consummation of the transaction; and changes in general economic conditions. Equity Residential undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to Equity Residential’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.